Exhibit 99.1

                     Keynote Announces Fiscal First Quarter
     Results; Diluted EPS of $.03 and Revenue of $13.7 Million at High End
                              of Company Guidance


    SAN MATEO, Calif.--(BUSINESS WIRE)--Jan. 31, 2006--Keynote
Systems, Inc., (Nasdaq:KEYN)

    -- Record Earnings Before Interest, Income Taxes and Amortization (EBITA) of $1.4 Million at High End of Company's Guidance

    --  Customer Experience Management (CEM) Revenue Up 10% From Prior
        Quarter

    --  Tenth Consecutive Quarter of Profitability

    --  Cash Flow From Operations of $3.7 Million Exceeds the
        Company's Guidance and Represents Sixteenth Consecutive
        Quarter of Positive Cash Flow From Operations

    Keynote Systems, Inc., (Nasdaq:KEYN), The Internet Performance Authority(R), today announced financial results for its first quarter of fiscal year 2006, which ended December 31, 2005.
    Revenue for the first quarter of fiscal year 2006 was $13.7 million, a 2% increase compared to the preceding quarter and a 1% increase compared to the first quarter of fiscal year 2005. Net income for the first quarter of fiscal year 2006 was $587,000, or $0.03 per diluted share, which included stock option amortization expense of $796,000, compared to net income of $4.3 million, or $0.21 per diluted share, for the preceding quarter, and net income of $791,000, or $0.04 per diluted share, for the first quarter a year ago. Net income for the fourth quarter of fiscal year 2005 included $2.7 million of income tax benefit associated with the partial recognition of net deferred tax assets.
    Keynote recorded earnings before net interest income, income taxes and amortization of intangible assets of $1.4 million or 10% of revenue for the first quarter of fiscal year 2006, compared to $1.3 million or 10% of revenue for the preceding quarter, and $806,000 or 6% of revenue for the first quarter a year ago. Keynote generated cash flow from operations for the first quarter of fiscal year 2006 of $3.7 million. Cash flow from operations was $3.6 million for the preceding quarter and $2.8 million for the first quarter of fiscal year 2005. Cash used for purchases of property, equipment, and software totaled $549,000 for the first quarter of fiscal year 2006 compared to $1.2 million for the preceding quarter and $712,000 for the first quarter of fiscal year 2005. The Company generated free cash flow, defined as cash flow from operations less cash used for purchases of property, equipment, and software, of $3.2 million for the first quarter of fiscal year 2006, compared to $2.4 million for the preceding quarter and $2.1 million for the first quarter of fiscal year 2005.
    The Company believes that earnings before net interest income, income taxes and amortization of intangible assets, as well as free cash flow are important measures of its performance as they provide investors with additional methods for evaluating its operating performance and liquidity, and measuring the resources available for the Company to invest in acquisitions or to repurchase stock.
    "Our first quarter results represent Keynote's tenth consecutive quarter of profitability and sixteenth consecutive quarter of positive cash flow from operations. We are proud of these results. We are especially pleased with the sequential growth in our top line revenues coupled with another strong quarter of EBITA and free cash-flow," said Umang Gupta, chairman and CEO of Keynote. "Also gratifying is the growth in our international revenues which now represent more than 10% of our total revenues, up from 6% in the comparable quarter a year ago".
    As of December 31, 2005, Keynote's total worldwide customer base was approximately 2,300 companies and approximately 11,000 individual subscribers. During the first quarter, Keynote averaged a 99% monthly customer retention rate.
    Keynote currently provides its services to 74% of the comScore Media Metrix top 50 Web sites and over half of the Fortune 100 companies. As of December 31, 2005, Keynote measured 9,576 URLs through its Perspective(R) services and 6,745 Internet-connected devices through its Red Alert services. Currently, Keynote captures over 69 million Internet performance measurements daily.

    Expectations for the Second Quarter of Fiscal Year 2006

    The statements in this section of this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Keynote currently expects that for the second fiscal quarter ending March 31, 2006:

    --  total revenue will be between $13.5 million and $14.0 million;

    -- earnings before net interest income, income taxes, stock-based compensation expense and amortization of intangible assets will be between 6.0% and 9.0% as a percentage of total revenue;

    -- total stock-based compensation expense and amortization of intangible assets will be approximately $1.2 million;

    -- interest income, net will be approximately $1.0 million absent any additional acquisition transactions, assuming no material changes in interest rates, and assuming Keynote continues to repurchase common stock under its approved plan based on levels consistent with prior periods;

    -- its effective income tax rate will be approximately 55.5%, and cash paid for income taxes will constitute approximately 7.0% of income before provision for income taxes;

    -- diluted weighted average shares outstanding will be approximately 20.0 million shares, assuming no additional acquisitions using shares of Keynote stock as the consideration, and no other significant transactions involving Keynote's equity securities;

    --  diluted earnings per share will be between $0.01 to $0.03;

    -- cash flow from operations will be between $2.5 million to $3.0 million; and

    -- capital expenditures will be approximately $1.0 million, absent any acquisition costs or other extraordinary transactions.

    Keynote will host a conference call and simultaneous Web cast at 2:00 pm (PDT), today January 31, 2006. The web cast of the call will be available at the Investor section of our web site at www.keynote.com. The replay will be available after the call by telephone by dialing (800) 642-1687, and the pass code is #3989664, or by Web cast at the Investor section of our web site at www.keynote.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.
    Forward-looking statements in this release include, but are not limited to, forecasts concerning Keynote's expected revenue, earnings per share, cash flow from operations, income tax rate and other future financial results. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as Keynote's ability to successfully market and sell its current services to new or existing customers, Keynote's ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote's various services fluctuates and the extent to which revenue from other service lines, can continue to increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote's ability to retain customers of acquired businesses, Keynote's ability to operate acquired businesses and manage related costs successfully, Keynote's ability to retain key employees, pricing pressure with respect to Keynote's services, unforeseen expenses, competition in Keynote's markets, integration of acquired companies or technologies and costs associated with any future acquisitions, Keynote's ability to keep pace with changes in the Internet infrastructure as well as other technological changes, and the success of Keynote's international operations. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2005, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.
    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    About Keynote

    Founded in 1995, Keynote Systems (Nasdaq "KEYN") is the worldwide leader in services that improve online business performance and communications technologies. Keynote helps approximately 2,300 corporate customers and 11,000 individual subscribers become "the best of the best" online. The business premise supporting Keynote's mission is: "Online businesses can't manage what they don't measure." As an independent and trusted third-party, Keynote provides IT and marketing executives with unbiased benchmarking data, competitive analysis and operational metrics from the customer perspective. This data measures service levels and customer experience of Web sites, broadband services and mobile communications.
    Known as The Internet Performance Authority(R), Keynote manages a market-leading infrastructure of 1,200+ measurement computers and mobile devices in over 114 locations and 66+ metropolitan areas worldwide that assess service levels and a panel of over 160,000 consumers who participate in interactive Web site tests that assess user experience. These online user experience tests capture customer attitude and behavior to answer the critical "why" behind the "what." Keynote's geographically distributed measurement services, on-site monitoring appliances, competitive intelligence and custom studies ensure that its customers outpace their competitors in online service levels and overall user experience.
    Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2006 Keynote Systems, Inc.





                Keynote Systems, Inc. and Subsidiaries

            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)
                              (Unaudited)



                                                Three months ended
                                              Dec 31   Sept 30  Dec 31
                                                2005     2005    2004
Revenue:
  Subscription services                       $9,820   $9,900 $10,023
  Professional services                        3,896    3,574   3,565
                                            --------------------------
     Total revenue                            13,716   13,474  13,588

Expenses:
  Costs of subscription services               1,459    1,372   1,351
  Costs of professional services               2,445    2,215   2,428
  Research and development                     1,989    1,750   1,962
  Sales and marketing                          3,369    3,371   3,548
  Operations                                   1,647    1,566   1,565
  General and administrative                   2,209    1,810   1,793
  Excess occupancy costs                         (10)      81     134
  Amortization of identifiable intangible
   assets                                        397      503     664
                                            --------------------------
     Total expenses                           13,505   12,668  13,445

     Income from operations                      211      806     143


Interest income and other, net                 1,108    1,010     703
                                            --------------------------

     Income before provision for income
      taxes                                    1,319    1,816     846
                                            --------------------------

Benefit (provision) for income taxes            (732)   2,526     (55)
                                            --------------------------


     Net income                                 $587   $4,342    $791
                                            ==========================

Income per share:
     Basic                                     $0.03    $0.23   $0.04
     Diluted                                   $0.03    $0.21   $0.04

Weighted average common shares outstanding
 used:
     Basic                                    18,724   19,041  19,866
     Diluted                                  19,593   20,305  21,357



                Keynote Systems, Inc. and Subsidiaries

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (unaudited)


                                                Dec. 31,    Sept. 30,
                                                   2005        2005

Assets
Current assets:
  Total cash, cash equivalents and short-term
   investments                                   $134,667    $133,803
  Accounts receivable, net                          7,087       6,387
  Prepaid and other current assets                  2,145       2,623
  Deferred tax assets                                   -         405
                                               -----------  ----------
      Total current assets                        143,899     143,218

Property and equipment, net                        34,313      34,669
Goodwill, net                                      23,567      21,186
Identifiable intangible assets, net                 3,843       3,760
Deferred tax assets                                 6,792       6,995
                                               -----------  ----------

  Total assets                                   $212,414    $209,828
                                               ===========  ==========


Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                 $1,464        $538
  Accrued expenses                                  9,291       9,088
  Current portion of capital lease obligation          39          40
  Deferred revenue                                  6,035       6,217
                                               -----------  ----------
  Total current liabilities                        16,829      15,883

  Long term portion of capital lease obligation        19          27
                                               -----------  ----------
  Total liabilities                                16,848      15,910
                                               -----------  ----------

Stockholders' equity:
  Common stock                                         20          20
  Treasury stock                                  (12,619)    (11,037)
  Additional paid-in capital                      337,913     335,350
  Accumulated deficit                            (129,457)   (130,044)
  Accumulated other comprehensive loss               (291)       (371)
                                               -----------  ----------

  Total stockholders' equity                      195,566     193,918
                                               -----------  ----------

  Total liabilities and stockholders' equity     $212,414    $209,828
                                               ===========  ==========



             Keynote Systems, Inc. and Subsidiaries

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)
                           (unaudited)


                                                Three months ended

                                              Dec 31  Sept 30   Dec 31
                                                2005    2005     2004

Cash flows from operating activities:
   Net income                                   $587  $4,342     $791
   Adjustments to reconcile net income to
    net cash provided by operating activities:
        Depreciation and amortization            905     951      793
        Stock-based compensation                 796       -        -
        Charges to bad debt and billing
         adjustment reserves                      83      59      164
        Amortization of intangible assets        397     503      664
        Amortization of debt investment
         premium                                 147     452      794
        Deferred tax assets                      608  (2,663)       -
        Changes in operating assets and
         liabilities, net of acquired assets
         and liabilities:
           Accounts receivable, net             (775)  1,547       62
           Prepaids and other assets             396    (230)    (120)
           Accounts payable and accrued
            expenses                             907    (695)     122
           Deferred revenue                     (334)   (704)    (497)
                                             -------------------------
                Net cash provided by
                 operating activities          3,717   3,562    2,773
                                             -------------------------

Cash flows from investing activities:
   Purchase of property, equipment and
    software                                    (549) (1,179)    (712)
   Purchase of businesses and assets          (2,520) (2,063)    (385)
   Sales / (Purchases) of short-term
    investments, net                            (214) 16,916    5,930
                                             -------------------------
              Net cash provided by (used in)
               investing activities           (3,283) 13,674    4,833
                                             -------------------------

Cash flows from financing activities:
   Repayment of credit facility                   (9)    (15)      (8)
   Repurchase of outstanding common stock     (1,479)(11,170)       -
   Proceeds from issuance of common stock and
    exercise of stock options                  1,771   1,937    1,299
   Final payment associated with prior year
    tender offers                                  -       -     (400)
                                             -------------------------
              Net cash provided by (used in)
               financing activities              283  (9,248)     891
                                             -------------------------

Net increase in cash and cash equivalents        717   7,988    8,497
Cash and cash equivalents at beginning of
 the period                                   46,934  38,946    9,932
                                             -------------------------

Cash and cash equivalents at end of the
 period (1)                                  $47,651 $46,934  $18,429
                                             =========================

(1) Excludes $87.0 million, $86.9 million, and $131.3 million of short-term investments at December 31, 2005, September 30, 2005, and December 31, 2004, respectively.



                Keynote Systems, Inc. and Subsidiaries
                            (In Thousands)
                             (Unaudited)



                                                Three months ended
                                            Dec 31,  Sept 30,  Dec 31,
                                               2005     2005     2004
                                            -------- -------- --------

Revenue categories:


   Service Level Management Subscriptions    $9,321   $9,468   $9,428
   Service Level Management Engagements       1,127    1,026      822
                                            -------- -------- --------
Subotal SLM Revenue                          10,448   10,494   10,250

   Customer Experience Management
    Subscriptions                               499      432      595
   Customer Experience Management
    Engagements                               2,769    2,548    2,743
                                            -------- -------- --------
Subtotal CEM Revenue                          3,268    2,980    3,338
                                            -------- -------- --------
Total Revenue                               $13,716  $13,474  $13,588
                                            ======== ======== ========


Earnings Before Net Interest Income, Income Taxes and Amortization (EBITA):


Net income                                     $587   $4,342     $791
    (Benefit) provision for income
     taxes                                      732   (2,526)      55
    Interest income and other, net           (1,108)  (1,010)    (703)
    Stock based compensation(a)                 796        -        -
    Amortization of Intangible Assets           397      503      664
                                            -------- -------- --------
Earnings Before Net Interest Income,
 Income Taxes
and Amortization (EBITA)                     $1,404   $1,309     $807
                                            ======== ======== ========

(a)Stock based compensation by category:
Costs of professional services                 $121        -        -
Research and development                        186        -        -
Sales and marketing                             246        -        -
Operations                                      150        -        -
General and administrative                       93        -        -
                                            -------- -------- --------
                                               $796        -        -
                                            ======== ======== ========



                Keynote Systems, Inc. and Subsidiaries
                            (In Thousands)
                             (Unaudited)



                                    Three months ended         Twelve
                                                               months
                                                                ended
                           Dec 31  March 31  June 30  Sept 30 Sept 30
                          -------- -------- -------- -------- --------

FY 2006

   SLM Subscriptions       $9,321
   SLM Engagements          1,127
                          -------- -------- -------- -------- --------
Subotal SLM Revenue        10,448
   CEM Subscriptions          499
   CEM Engagements          2,769
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        3,268
                          -------- -------- -------- -------- --------
Total Revenue             $13,716
                          ======== ======== ======== ======== ========

FY 2005

   SLM Subscriptions       $9,428   $9,121   $9,602   $9,468  $37,619
   SLM Engagements            822    1,082      881    1,026    3,811
                          -------- -------- -------- -------- --------
Subotal SLM Revenue        10,250   10,203   10,483   10,494   41,430
   CEM Subscriptions          595      531      441      432    1,999
   CEM Engagements          2,743    2,431    2,541    2,548   10,263
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue        3,338    2,962    2,982    2,980   12,262
                          -------- -------- -------- -------- --------
Total Revenue             $13,588  $13,165  $13,465  $13,474  $53,692
                          ======== ======== ======== ======== ========

FY 2004

   SLM Subscriptions       $8,722   $8,830   $9,243   $9,657  $36,452
   SLM Engagements            812      808      813    1,196    3,629
                          -------- -------- -------- -------- --------
Subotal SLM Revenue         9,534    9,638   10,056   10,853   40,081
   CEM Subscriptions           73      111      420      518    1,122
   CEM Engagements            116       70      238      776    1,200
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue          189      181      658    1,294    2,322
                          -------- -------- -------- -------- --------
Total Revenue              $9,723   $9,819  $10,714  $12,147  $42,403
                          ======== ======== ======== ======== ========

FY 2003

   SLM Subscriptions       $8,956   $8,706   $8,835   $8,514  $35,011
   SLM Engagements            676      662      388      873    2,599
                          -------- -------- -------- -------- --------
Subotal SLM Revenue         9,632    9,368    9,223    9,387   37,610
   CEM Subscriptions           46       52       46       61      205
   CEM Engagements             80      138      163       66      447
                          -------- -------- -------- -------- --------
Subtotal CEM Revenue          126      190      209      127      652
                          -------- -------- -------- -------- --------
Total Revenue              $9,758   $9,558   $9,432   $9,514  $38,262
                          ======== ======== ======== ======== ========



    CONTACT: Keynote Systems, Inc.
             Dan Berkowitz, 650-403-3305 (Public Relations) dberkowitz@keynote.com
             Jack Andrews, 650-403-3431 (Investor Relations) jandrews@keynote.com